UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: May 10, 2005
                        (Date of earliest event reported)

                               Griffon Corporation
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             (Exact name of registrant as specified in its charter)

  Delaware                            1-6620                     11-1893410
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)                 Identification
incorporation)                                                       No.)

 100 Jericho Quadrangle, Jericho, New York                         11753
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(Address of principal executive offices)                         (Zip Code)

                                 (516) 938-5544
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              (Registrant's telephone number including area code)

                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))



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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On May 11, 2005, the Registrant issued a press release revising the Registrant's financial results for the fiscal quarters ended December 31, 2004 and March 31, 2005. A copy of the Registrant's press release is attached hereto as Exhibit 99.1.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT.

     (a)  On  May  10,  2005,  in  connection   with  the   preparation  of  the
          consolidated financial statements for the second quarter of fiscal 2005, the Registrant ascertained that in the first quarter of the year there was an inventory valuation error in determining the garage door segment's cost of goods sold. This inventory valuation error was caused by unprecedented increases in the segment's raw material costs and correction of this error was included in the press release which previously reported operating results for the second quarter of 2005. However, the Registrant has since determined to reflect the adjustment to correct cost of goods sold in the first quarter of 2005 by restating that period's operating results. The restatement will not change previously disclosed earnings, cash flows, or financial position for the six months ended March 31, 2005 and will result in an estimated $1,260,000 decrease to bring previously reported first quarter net income to $9,192,000 and a corresponding increase to bring second quarter net income to $4,144,000. First quarter diluted earnings per share will decrease $.05 to an estimated $.29 per share and second quarter diluted earnings per share will increase $.04 to an estimated $.13 per share.

          The Registrant's Chief Financial Officer and the Audit Committee of the Board of Directors discussed the matters disclosed in this filing with PricewaterhouseCoopers LLC, the Registrants independent registered public accounting firm.

          As a consequence of its decision to restate the first quarter financial statements the Registrant reconsidered its assessment of disclosure controls and procedures with a focus on the control deficiency (application of raw material purchase price variances) that did not sufficiently address the rising raw material costs. Reflecting the correction of the previously issued financial statements in the quarter ended March 31, 2005 would be material to that period, and therefore, the Registrant believes that a restatement of the prior period interim financial statements is appropriate. The impact of the inventory valuation error on the year and fourth quarter ended
          September 30, 2004 was not material, and therefore was included as part of the restatement adjustment made to cost of goods sold and inventory for the quarter ended December 31, 2004. However, the Registrant does not consider the effect of correcting the previously issued quarterly financial statements to be material to the interim period ended December 31, 2004 and thus has concluded that the control deficiency that gave rise to the inventory valuation error does not constitute a material weakness at December 31, 2004 or September 30, 2004. Additionally, the Registrant concluded that the error was not a material weakness at March 31, 2005 because additional control procedures, including the timely review of raw material purchase price variances, were implemented prior to March 31, 2005, which procedures are designed to provide reasonable assurance that such an error will not recur. Based on the above, the Registrant concludes that its disclosure controls and procedures were effective at March 31, 2005.


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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  99.1Press Release dated May 11, 2005

     The information filed as exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GRIFFON CORPORATION



                                   By:  /s/Eric Edelstein
                                       ---------------------------------------
                                       Eric Edelstein, Executive Vice President


Date:  May 12, 2005



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                                  EXHIBIT INDEX


          99.1 Press Release dated May 11, 2005





















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